Exhibit 5.1

ROPES & GRAY LLP
ONE INTERNATIONAL PLACE BOSTON, MA 02110-2624 617-951-7000 F 617-951-7050
BOSTON NEW YORK PALO ALTO SAN FRANCISCO WASHINGTON, DC www.ropesgray.com

September 8, 2006

Oscient Pharmaceuticals Corporation

1000 Winter Street, Suite 2200

Waltham, MA 02451

Re:	Registration of Securities of Oscient Pharmaceuticals Corporation with an
Aggregate Public Offering Price of up to $100,000,000

Ladies and Gentlemen:

This opinion is being furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by Oscient Pharmaceuticals Corporation, a Massachusetts corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of (i) one or more series of debt securities of the Company (the “Debt Securities”), which may be either senior securities or subordinated securities and which may be convertible into or exchangeable for shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”); (ii) shares of Common Stock; and (iii) warrants to purchase Common Stock or Debt Securities (the “Warrants”). The Debt Securities, the Common Stock and the Warrants are collectively referred to herein as the “Securities”. The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a “Trustee”).

We have examined and relied upon the information set forth in the Registration Statement and such other records, agreements, certificates and documents, and have made such other and further legal and factual inquiries, as we have deemed necessary as a basis for the opinions expressed herein. As to questions of fact not independently verified by us, we have relied upon certificates of public officials and officers of the Company.

The opinions expressed herein are limited to matters governed by the federal laws of the United States of America, the laws of the Commonwealth of Massachusetts and the Delaware General Corporation Law, including the applicable provisions of the Delaware constitution. To the

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extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of The Commonwealth of Massachusetts.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.	When the issuance and the terms of the sale of the shares of Common Stock have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation, and such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and, if issued upon the conversion, exchange or exercise of Debt Securities or Warrants, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Indenture or Warrant, the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	When the issuance and the terms of the sale of the Debt Securities have been duly authorized by the board of directors of the Company and duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property, and the Debt Securities have been duly executed, authenticated, issued, delivered and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and in the manner provided for in the applicable Indenture against payment of the purchase price therefor, the Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

3.	When the issuance and the terms of the sale of the Warrants have been duly authorized by the board of directors of the Company; the terms of the Warrants and of their issuance and sale have been duly established so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; the Warrants have been duly executed and countersigned and issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

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In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Common Stock, Debt Securities or Warrants offered thereby and such Common Stock, Debt Securities or Warrants will have been issued and sold in accordance with the terms of such Prospectus Supplement; (ii) a definitive purchase, underwriting or similar agreement with respect to such Common Stock, Debt Securities or Warrants (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Common Stock, Debt Securities and Warrants will be duly authorized by all necessary corporate action by the Company and the Indenture, any applicable supplemental indenture thereto, and other agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock as is necessary to provide for the issuance of the shares of Common Stock pursuant to the Registration Statement.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to at liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any Indenture, any Warrant or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus included therein. This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP